SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                   ---------------------------------------

                                 FORM 8-K


                             CURRENT REPORT


                     Pursuant to Section 13 OR 15(d)of
                 The Securities and Exchange Act of 1934


                      Date of Report:  June 29, 2001



                       ROFIN-SINAR TECHNOLOGIES INC.
          ------------------------------------------------------
          (Exact name of Registrant as specified in its charter)


                                DELAWARE
                  --------------------------------------------
                 (State or other jurisdiction of incorporation


                               000-21377
                      -----------------------
                      (Commission File Number)


                              38-3306461
                  -----------------------------------
                 (I.R.S. Employer identification No.)



                          45701 MAST STREET,
                          PLYMOUTH, MI 48170
                           (734) 455-5400
              ------------------------------------------------
               (Address and telephone number of registrant's
                      principal executive offices)

Item 5.  Other Events

On June 22, 2001, the Deutsche Borse admitted the shares of common stock of Rofin-Sinar Technologies, Inc. (the Company) to be traded on the regulated market segment (Geregelter Markt) of the Frankfurt Stock Exchange with trading on the Neuer Markt based on a listing report ("Unternehmensbericht") submitted in accordance with applicable German law and Neuer Markt rules and regulations.

Attached hereto as Exhibit 99.1 is a copy of the Company's press release dated June 25, 2001 announcing the admission of the Company's common stock for trading on the Neuer Markt. Attached hereto as
Exhibit 99.2 is a copy of the Company's listing report submitted to the Deutsche Borse. The secondary listing on the Neuer Markt of the Company's shares of Common Stock was not combined with an offering of shares. Thus, the attached listing report did not and does not constitute a prospectus relating to an offer or sale of any securities of the Company.

Trading on the Neuer Markt is expected to commence on July 2, 2001.

c.   Exhibits

     99.1 Press Release dated June 25, 2001 announcing the admission of the Company's Common Stock to trading on the Neuer
            Markt.

     99.2 Listing Report for the purpose of admission to the Regulated Market segment (Geregelter Markt) of the
            Frankfurt Stock Exchange with trading and quotation on the Neuer Markt.